ARIZONA DEPARTMENT
OF
ENVIRONMENTAL QUALITY

1110 West Washington Street • Phoenix, Arizona 85007
(602) 771-2300 • www.azdeq.gov

Janice K. Brewer
Governor

Henry R. Darwin
Director

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

AQD:CST:PS:301188

February 4, 2013

FILE COPY

William R. Miertschin
Hondo Minerals Corporation
15303 N. Dallas Parkway, Suite 1050
Addison, TX 75001

Subject: Permit Determination #57379

Dear Mr. Miertschin:

The Arizona Department of Environmental Quality (ADEQ) received your permit determination request on December 29, 2012.

According to the Arizona Administrative Code (A.A.C.) R18-2-302.B.2:

2. "…A Class II permit shall be required for:

   a. A person to begin actual construction of or operate any stationary source that emits or has the uncontrolled potential to emit significant quantities of regulated NSR pollutants;

In addition, according to A.A.C. R18-2-302.B.3 and 4

3. "…A Class II permit shall be required for any of the activities that would require a registration under subsections (B)(4)(b) and (c)."

4. " registration shall be required for:

   (b) "A person to begin actual construction of or operate any stationary source subject to a standard under Section 111 of the Act,…"

   (c) "A person to begin actual construction of or operate any stationary source subject to a standard under Section 112 of the Act,…"

Based on the Department's review of the information submitted, it has been determined that your facility is not subject to any standards or other requirements under Sections 111 or 112 of the Clean Air Act which would require a permit and does not have the potential to emit air pollutants above significance levels as defined in A.A.C. R18-2-101.130.a. The Department has determined that the facility does not require an Air Quality Control Permit at this time. Please note that this does not exempt your facility

from any other federal or local regulations.

Should the conditions or equipment as stated in the submitted information change, it may become necessary for you to obtain a new licensing decision from ADEQ. If you have any questions or concerns, please contact Karla Copeland at (602) 771-2282.

Sincerely,

Eric C. Massey, Director
Air Quality Division

ECM:KN2